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                                                                    Exhibit 23.3

                      CONSENT OF THE INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 9, 1999 with respect to the financial statements of Hicomp Software Systems GmbH included in the Pre-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-81981) and related Prospectus of COPE, Inc. for the registration of 900,000 shares of its common stock.

Ernst & Young Deutsche Allgemeine Treuhand AG

R. Law                                       P. Marshall
Chartered Accountant                         Certified Public Accountant

Hamburg, Germany
December 10, 1999